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Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

               Name                                     State of Incorporation
------------------------------------------             ------------------------
Akorn (New Jersey), Inc.                                      Illinois

Spectrum Scientific Pharmaceuticals, Inc.                     Louisiana

Walnut Pharmaceuticals, Inc.                                  Louisiana

Compass Vision, Inc.                                          Louisiana



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